CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

Rich  Earth,  Inc.

We hereby consent to the use of our report dated July 21, 1999, for the period ended June 30, 1999 in the registration statement of Rich Earth, Inc. filed in the form 10-SB in accordance with Section 12 of the Securities Exchange Act of 1934.

/s/ Andersen  Andersen  and  Strong  L.L.C.

September  23,  1999
Salt  Lake  City,  Utah